EXHIBIT 10.1
May 25, 2005
Mr. Barry Erdos
President and Chief Operating Officer Bear
Build-A-Bear Retail Management Inc.
1954 Innerbelt Business Ctr. Dr.
St. Louts, MO 63114-5760
RE: AGREEMENT FOR LOGISTICS SERVICES dated 02/24/2002
Dear Mr. Erdos
By this letter, HA Logistics, is requesting an extension for the above referenced agreement. We request that Build-A-Bear extend the termination date of the agreement until June 1, 2007 and agree to the changes to Exhibit B Pricing attached.
The justification for the proposed time extensions is based on the current agreement expiration of February 24, 2005.
If the extension request is granted, please signify by signing below, and returning a copy of the signed letter to HA Logistics. Upon receipt, we will then consider the agreement to have been extended until the date stated. If this extension is not granted, or further information is needed before an extension may be granted, please advise HA Logistics in writing within ten days of receipt of this letter.
Thank you for your consideration to this request.
Sincerely
Alan Huttmann
President

The President and Chief Operating Officer Bear hereby agree to and approve changes to Exhibit B Pricing and to the extension of the above reference agreement until June 1, 2007.

/s/ Barry Erdos	6/7/05
President	Date

Exhibit B
Pricing
United States Continental delivered charge of $ * per pallet.
Additional charges may apply if:
1.	Origin of shipments move in excess of 25 miles outside of the two current locations.

2.	Minimum line haul and delivery shipments drop in excess of * percent from the expected minimum shipment of * pallets and $ * in pallet billings.

3.	Delivered pricing for all stores outside of United States Continent such as Hawaii, Canada and Alaska will be spot rates based on Capacity.

4.	Commencing with the June 2006 billing, during the 2 year contract period, rates shall be adjusted in May, and annually in May thereafter, by the annual change in the Consumer Price Index (“CPI”). Changes in the CPI will be determined by comparing the twelve month average CPI in effect for the base year (January through December 2004) with the succeeding year twelve month average. The percentage change between those two CPI years will be the price adjustment rate. No retroactive contract price adjustment will be allowed. Starting with May 1, 2006, each of the rates set forth in Exhibit B attached hereto shall multiplied by the percentage change in the CPI, from 2004 to 2005 which when added to those rates will becoming the new adjusted rates. Additionally changes in the CPI from 2005 to 2006 will be applied and added to the then existing adjusted rates starting with May 1, 2007, pickups.
Exhibit E
Fuel Surcharge Index
The base fuel price will be per below. The weekly price issued each Monday by the Department of Energy (DOE) will be used to determine the fuel surcharge applicable for the next seven (7) days. Any adjustments in the fuel surcharge will
*	—	Redacted Text — Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.

become effective 12:01 a.m. Tuesday, and remain in effect through 11:59 p.m. on the following Monday. The table below provides the applicable fuel surcharge amounts.
DOE NATIONAL FUEL SURCHARGE
POSTED PRICE/GALLON (AS A PERCENT OF LINE HAUL)
•	For fuel prices in excess of $ * per gallon, add * % for each five cent per gallon increase in fuel price.
The current DOE index price can be viewed at www.eia.doe.gov or by calling (202) 586-6966

FSC FOR ALL BAB SHIPMENTS	FSC FOR ALL BAB SHIPMENTS
FROM	FROM
ST LOUIS DISTRO CENTER	LOS ANGELES DISTRO CENTER
DOE PRICE PER
GALLON	DOE PRICE PER GALLON
BILL $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % *	BILL $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % * $ * % *
ADD * % FOR EACH ADDITIONAL *
CENTS PER GALLON

*	—	Redacted Text — Confidential treatment requested; omitted portions have been filed separately with the Securities and Exchange Commission.